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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 22, 2005

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                      0-25226                    22-3285224
(State Or Other Jurisdiction   (Commission File Number)        (IRS Employer
    Of Incorporation)                                        Identification No.)

                  9 Entin Road, Parsippany, New Jersey    07054
                --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
                                 --------------
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Funai Amendment

On December 22, 2005, Emerson Radio Corp. ("Emerson") and Funai Corporation, Inc. ("Funai") entered into an amendment to the License Agreement dated effective January 1, 2001, as amended, between Emerson and Funai (the "License Agreement"), under which the term of the License Agreement was extended until December 31, 2007. The License Agreement provides that Funai will manufacture, market, sell and distribute specified products bearing the Emerson logo trademark to customers in U.S. and Canadian markets. Under the terms of the agreement, Emerson will receive non-refundable minimum annual royalty payments of $4.3 million each calendar year and a license fee on sales of products subject to the License Agreement in excess of the minimum annual royalties.

Wachovia Loan Agreement

On December 23, 2005, Emerson, together with certain of its direct and indirect subsidiaries, entered into a Revolving Loan and Security Agreement (the "Loan Agreement") with Wachovia Bank, National Association ("Wachovia"). The new five year facility consists of a senior secured revolving line of credit (the "Revolver") and replaces a $35 million senior secured revolving credit facility with PNC Bank, National Association, which was terminated. The Revolver provides for revolving loans which, in the aggregate, are not to exceed the lesser of $45 million or a "Borrowing Base" amount based on specified percentages of eligible accounts receivable and inventory and bears interest ranging from the Prime Rate to the Prime Rate plus up to 0.50% or, at Emerson's election, the current LIBOR rate plus up to 2.25%, in each case depending on Excess Availability (as each of those terms are defined in the Loan Agreement). Pursuant to the Loan Agreement, Emerson will be subject to certain operating covenants and will be restricted from, among other things, paying cash dividends, repurchasing its common stock except under certain circumstances, and entering into certain transactions without Wachovia's prior consent. In addition, the Loan Agreement contains certain financial covenants, including fixed charge coverage ratio and capital expenditure covenants. Amounts outstanding under the Loan Agreement are secured by substantially all of Emerson's assets, other than intellectual property.

The above descriptions of the terms of the amendment to the License Agreement and the Loan Agreement, respectively, are qualified in their entirety by the amendment to the License Agreement and the Loan Agreement which are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

On December 28, 2005, Emerson issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 for a description of the Wachovia Loan Agreement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

         Exhibit 10.1 - Seventh Amendment to License Agreement dated December 22, 2005 between Emerson Radio Corp. and Funai Corporation, Inc.


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         Exhibit 10.2 - Loan and Security Agreement dated as of December 23,
2005, among Emerson Radio Corp., Emerson Radio Macao Commercial Offshore Limited, Majexco Imports, Inc., Emerson Radio (Hong Kong) Ltd., and Emerson Radio International Ltd. (as Borrowers) and Wachovia Bank, National Association.

         Exhibit 99.1 - Press release dated December 28, 2005 (the following
Exhibit is furnished as part of this Current Report on Form 8-K).



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              EMERSON RADIO CORP.


                                              By: /s/ Guy A. Paglinco
                                                 -------------------------------
                                               Name:  Guy A. Paglinco
                                               Title: Vice President and Chief
                                                      Financial Officer

Dated:  December 28, 2005